Exhibit F-1(a)




April 3, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

           With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-9141), filed by Entergy Louisiana, Inc. (the "Company") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the issuance and sale by the Company of one or more new series of the Company's First Mortgage Bonds; (2) the Commission's order dated March 12, 1998 ("Order") permitting the Application-Declaration, as amended, to become effective with respect to the issuance and sale of said First Mortgage Bonds; and (3) the issuance and sale by the Company on March 26, 1998 of $115,000,000 in aggregate principal amount of its First Mortgage Bonds, 6 1/2% Series due March 1, 2008 (the "Bonds"), I advise you that in my opinion:

            (a)    the  Company  is  a  corporation  duly
     organized and validly existing under the laws of the State of Louisiana;

           (b) the issuance and sale of the Bonds have been consummated in accordance with the Application-
     Declaration, as amended, and the Order;

           (c) all state laws that relate or are applicable to the issuance and sale of the Bonds (other than so-called "blue sky" or similar laws, upon which we do not pass herein) have been complied with;

           (d) the Bonds are valid and binding obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights; and

           (e) the consummation of the issuance and sale of the Bonds has not violated the legal rights of the holders of any securities issued by the Company.


           I am a member of the Louisiana State Bar and do not hold myself out as an expert on the laws of any other state.

           My consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

Very truly yours,

/s/ Denise C. Redmann

Denise C. Redmann
Senior Attorney -
Corporate and Securities